UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
July 27, 2009
Date of Report (Date of earliest event reported)
WATSON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-13305	95-3872914
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
311 Bonnie Circle
Corona, California, 92880
(Address of principal executive offices) (Zip Code)
(951) 493-5300
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On July 27, 2009, Watson Pharmaceuticals, Inc. (the “Company”) announced that Mark W. Durand, Senior Vice President and Chief Financial Officer of the Company, has taken a leave of absence from the Company, effective immediately.
(c) On July 27, 2009, R. Todd Joyce was appointed to serve as the acting Principal Financial Officer of the Company, effective immediately. Mr. Joyce, age 51, has served as the Company’s Vice President, Corporate Controller Treasurer since 2001 and served as the Company’s interim Principal Financial Officer from October 2006 until November 2007. Mr. Joyce will continue to be compensated pursuant to his existing employment agreement with the Company.
Item 9.01 Financial Statements and Exhibits
     d. Exhibits:
Ex. 99.1	Press release issued by Watson Pharmaceuticals, Inc. on July 27, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2009	By:	/s/ David A. Buchen
David A. Buchen
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Watson Pharmaceuticals, Inc. on July 27, 2009